Exhibit 10.17
[***] — Indicates confidential information. Confidential treatment requested.
Portion omitted filed separately with the Securities and Exchange Commission.
TENTH AMENDMENT TO THE
YOPLAIT MANUFACTURING AND DISTRIBUTION LICENSE AGREEMENT
Between the undersigned:
SODIMA (hereinafter referred to as « SODIMA »), a private limited company incorporated under the laws of France (Société par Actions Simplifiée) with a capital of 74.147.940 euros, registered with the Trade and Companies Register in Paris under n° B 440 769 032, with its registered offices at 170 bis Boulevard du Montparnasse, 75014 Paris France, and its administrative offices at 150 rue Gallieni, 92640 Boulogne-Billancourt France, represented by Mr. Lucien Fa, its chairman, duly authorized for the purpose of this Amendment,
On the one hand, and
General Mills, Inc. a US Corporation, incorporated in Delaware with its head office located at Number One General Mills Boulevard, Minneapolis, Minnesota 55426, United States of America (hereinafter referred to as « GMI »), on behalf of itself and all of its more than fifty percent (50%) owned or controlled (directly or indirectly) domestic subsidiaries (hereinafter referred to as « LICENSEE »), represented by Mr. Robert Waldron, duly authorized for the purpose of this Amendment,
On the other hand,
WHEREAS, « Société de Développements et d’Innovations des Marchés Agricoles et Alimentaires-Sodima-Union de Coopératives Agricoles » and GMI executed on September 9, 1977 a YOPLAIT MANUFACTURING AND DISTRIBUTION LICENSE AGREEMENT (hereinafter referred to as the « Agreement »),
WHEREAS, the rights of « Société de Développements et d’Innovations des Marchés Agricoles et Alimentaires-Sodima-Union de Coopératives Agricoles » in the Agreement have been transferred to SODIMA International SA and then to SODIMA,
WHEREAS, the parties wish to amend the Agreement as set forth below.
NOW, THEREFORE, in consideration of the promises herein contained, it is agreed as follows :
1. The definition of « FDP Field» is hereby amended to include the following (hereinafter collectively referred to as the « Additional Products »):
     [***]

For the sake of clarity, Additional Products includes, to the extent they meet the criteria of Subparagraph 1(a), the [***].
2. With respect to Additional Products that fall within Subparagraph 1(a) and Subparagraph 1(b) above:
(a) the royalty reductions set forth in Sections 4.2 and 4.3 of the Eighth Amendment to the Agreement (relating to New Product Launch and New Technology) shall not apply to the sales of such products, and
(b) SODIMA shall have no rights to use any technology (including New Technology or Improvements) owned solely by LICENSEE for the manufacture and sale of such products in or outside the Territory; provided, however, that should SODIMA have an interest in obtaining rights to use any such technology it shall so notify LICENSEE and the parties agree to negotiate in good faith for a period of ninety (90) days, but neither party shall be obligated to accept any proposal made by the other.
3. This Tenth Amendment shall be effective upon execution by the parties.
4. All other provisions of the Agreement will remain in full force and effect.
IN WITNESS WHEROF, the parties have caused this Tenth Amendment to be executed in duplicate by their duly authorized representatives.

GENERAL MILLS, INC.		SODIMA

By	/s/ Robert F. Waldron	By	/s/ [Illegible]
	Date 12 January 2009		Date 12 January 2009